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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       JANUARY 13, 1999

                              PRI AUTOMATION, INC.

             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS            0-2493404-2495703
       (State or Other           (Commission File
Jurisdiction of Incorporation)       Number)
                                  (IRS Employer
                                  Identification
                                       No.)

805 Middlesex Turnpike, Billerica,
Massachusetts                                  01821-3986
(Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area
code                                           (978) 670-4270

                                 NOT APPLICABLE

         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

    This Current Report on Form 8-K contains information required by Items 401, 402 and 403 of Regulation S-K concerning the Company's directors and executive officers, the compensation of such directors and executive officers, and the security ownership of management and certain beneficial owners of the Company's common stock for the fiscal year ended September 30, 1998. The Company intends to include this information in its proxy statement for its annual meeting of stockholders in 1999, which the Company expects to distribute to its stockholders on or about January 28, 1999. The Company has elected to disclose this information at this time because it intends to provide this information to the shareholders of Promis Systems Corporation Ltd. upon the filing of this Report.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each director and each executive officer of the Company:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Mordechai Wiesler....................................          68   Chairman of the Board, Treasurer and Director
Mitchell G. Tyson....................................          44   President, Chief Executive Officer and Director
Stephen D. Allison...................................          53   Chief Financial Officer
Robert G. Postle.....................................          44   Vice President, Marketing, Sales and International
                                                                      Operations
Robert L. Klimm......................................          47   Vice President, General Manager, Factory Automation
                                                                      Systems Division
Paul F. Rogan........................................          39   Executive Vice President, Equipe Division and
                                                                      Director
James Cameron........................................          36   President, General Manager, Equipe Division
Amram Rasiel (1).....................................          68   Director
Boruch B. Frusztajer (1)(2)..........................          68   Director
Alexander V. d'Arbeloff (2)..........................          71   Director
Kenneth M. Thompson..................................          60   Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    MORDECHAI WIESLER, a founder of the Company, has been Treasurer and a director of the Company since its inception. Mr Wiesler served as the Company's President from its inception until February 1995 and as its Chief Executive Officer from its inception until August 1998. Mr. Wiesler was also the founder, president and chairman of Transistor Automation Corporation until its sale to Teledyne, Inc. in 1966. Mr. Wiesler is a director of SEMI-SEMATECH, Inc., a trade association of American manufacturers of semiconductor manufacturing equipment.

    MITCHELL G. TYSON was named Chief Executive Officer of the Company in August 1998. He was elected to the office of President and named a director of the Company in 1995. Mr. Tyson served as Chief Operating Officer of the Company from 1990 to 1998. From 1987 to 1990, he served as Vice President, Operations of the Company. From 1984 to 1987, Mr. Tyson was the director of product management of GCA Corporation, a manufacturer of semiconductor capital equipment.

    STEPHEN D. ALLISON is Chief Financial Officer of the Company. He joined the Company in 1997. Mr. Allison was Vice President and Chief Financial Officer of Helix Technology Corporation, a manufacturer of cryogenic vacuum systems, from 1995 to 1997. Mr. Allison also served as Vice President, Finance of Behring Diagnostic Systems, Inc., a supplier of immunoassay test and analysis systems, from 1991 to 1995, served as Vice President, Planning of Bay State Health Care, Inc., from 1989 to 1991 and worked at Teradyne, Inc. in various financial positions from 1974 to 1989.

    ROBERT G. POSTLE joined the Company in 1994 as Vice President, Marketing and Sales and was named Vice President, Marketing, Sales and International Operations in 1998. From 1989 to 1994, Mr. Postle was Vice President of Marketing and Sales at ULVAC Technologies, Inc., a manufacturer of vacuum technology products. From 1987 to 1989, Mr. Postle was Vice President of Marketing and Sales at ASM Ion Implant, Inc., a manufacturer of ion implantation equipment.

    ROBERT L. KLIMM joined the Company as Vice President, Operations in 1997 and is presently Vice President, General Manager, Factory Automation Systems Division. From 1990 to 1997, Mr. Klimm held a number of positions at Eaton Corporation ("Eaton"), including General Manager of Eaton's

Implant Systems Division. From 1982 to 1990, he was employed by BTU Engineering International, Inc., most recently as Vice President, Marketing.

    AMRAM RASIEL has been a director of the Company since 1982. Dr. Rasiel is a private investor and, from December 1989 to May 1990, was Co-Chief Executive Officer of ENSR Corporation, an environmental engineering firm. Dr. Rasiel is a director of Progress Software Corporation, a provider of application development software, and of a number of privately held companies.

    BORUCH B. FRUSZTAJER became a director of the Company in 1982. Mr. Frusztajer has been the President of BBF Corporation, an industrial management company, since 1984.

    ALEXANDER V. D'ARBELOFF became a director of the Company in 1982. Mr. d'Arbeloff has been Chairman of the Board of Teradyne, Inc., a publicly-held manufacturer of automatic testing equipment used in the manufacture of semiconductors, since 1977. From 1971 to 1996, Mr. d'Arbeloff served as President of Teradyne, and also served as its Chief Executive Officer from 1971 to 1997. He is Chairman of the Corporation of the Massachusetts Institute of Technology. Mr. d'Arbeloff is a director of GeoTel Communications Corp. and a number of privately held companies.

    PAUL F. ROGAN became Executive Vice President, Equipe Division and a director of the Company in January 1998 and February 1998, respectively, following the Company's acquisition of Equipe Technologies, Inc. ("Equipe"). Mr. Rogan was a founder of Equipe, a manufacturer of wafer-handling equipment for the semiconductor equipment industry, in 1990 and served as its President and Chief Financial Officer until January 1998.

    JAMES CAMERON became President, General Manager, Equipe Division, of the Company in January 1998. Mr. Cameron was a founder of Equipe in 1990 and served as its Chief Executive Officer until January 1998.

    KENNETH M. THOMPSON became a director of the Company in July 1998. Mr. Thompson was employed by Intel Corporation for twenty-five years, most recently as Vice President of Technology Manufacturing Engineering. Mr. Thompson is a director of LAM Research Corp., SVG Corporation and Gasonics International Corporation.

COMMITTEES AND MEETINGS OF THE BOARD

    During the fiscal year ended September 30, 1998 ("fiscal 1998"), the Board met seven times and acted once by unanimous written consent. No director attended fewer than 75% of the total number of meetings held by the Board or committees of the Board on which he served.

    The Board currently has two committees. The Audit Committee (currently composed of Messrs. Rasiel and Frusztajer) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during fiscal 1998. The Compensation Committee (currently composed of Messrs. Frusztajer and d'Arbeloff) has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers and administering the Company's 1984 Incentive Stock Option Plan (the "1984 Stock Option Plan"), 1994 Incentive and Nonqualified Stock Option Plan (the "1994 Stock Option Plan"), 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 1997 Non-Incentive Stock Option Plan (the "1997 Stock Option Plan"). The Compensation Committee met once during fiscal 1998 and acted three times by written consent.

                RENUMERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

    Each non-employee director of the Company has served without cash compensation but has been reimbursed, upon request, for expenses incurred in attending meetings of the Board of Directors. Directors who are employees of the Company are not paid any separate fees for serving as directors. Under the Company's 1994 Stock Option Plan, on November 30 of each year, each non-employee director then in office is automatically granted a non-qualified option to purchase 3,000 shares of Common Stock at an exercise price equal to its fair market value on that date (in May, 1998, the Compensation Committee voted to increase this grant to 5,000 shares beginning in fiscal 1999). Pursuant to this provision of the 1994 Stock Option Plan, on November 30, 1997, each of Messrs. Rasiel, Frusztajer and d'Arbeloff was automatically granted a nonqualified option to purchase 3,000 shares of Common Stock at an exercise price of approximately $34.13 per share. Each of these options was canceled, and a new option issued in its place to purchase 3,000 shares of Common Stock at an exercise price of approximately $14.75 per share, in connection with the July 1998 option repricing. See "Option/SAR Repricing."

EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning the compensation earned by each person serving as the Company's Chief Executive Officer during fiscal 1998 and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during fiscal 1998 and during the fiscal years ended September 30, 1996 and 1997 ("fiscal 1996" and "fiscal 1997," respectively).

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                                                                         AWARDS
                                                               ANNUAL COMPENSATION    -------------
                                                                       (1)             SECURITIES      ALL OTHER
                   NAME AND                        FISCAL     ----------------------   UNDERLYING    COMPENSATION
              PRINCIPAL POSITION                    YEAR      SALARY($)    BONUS($)   OPTIONS(#)(2)     ($)(3)
-----------------------------------------------  -----------  ----------  ----------  -------------  -------------
Mordechai Wiesler..............................        1998   $  257,212      --            30,000     $  10,485
  Chairman and Chief Executive Officer(4)              1997   $  243,077  $  187,500        40,000     $  11,500
                                                       1996   $  211,153  $   90,000        11,700     $  11,050

Mitchell G. Tyson..............................        1998   $  247,289      --           130,000     $   5,363
  President and Chief Executive Officer(4)             1997   $  218,077  $  168,750        40,000     $   5,260
                                                       1996   $  191,922  $   90,000        15,300     $   5,483

Robert G. Postle...............................        1998   $  196,789      --            25,500     $   5,667
  Vice President, Marketing, Sales and                 1997   $  155,847  $  100,000        25,000     $   5,180
  International Operations                             1996   $  140,962  $   54,000        10,800     $   4,103

Robert L. Klimm(5).............................        1998   $  216,231      --            18,000     $   7,106
  Vice President, General Manager, Factory             1997   $  100,010  $   52,055        40,000     $   1,764
  Automation Systems Division                          1996       --          --           --             --

Stephen D. Allison(5)..........................        1998   $  194,789      --            47,000     $   2,936
  Chief Financial Officer                              1997   $   84,135  $   35,096        30,000     $   1,512
                                                       1996       --          --           --             --

Paul F. Rogan(6)...............................        1998   $  134,359      --            45,000     $ 5,000
  Executive Vice President, Equipe Division            1997       --          --           --             --
                                                       1996       --          --           --             --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than $50,000 and less than ten percent of the total annual salary and bonus for each executive officer.

(2) Excludes options granted in fiscal 1998 that were later canceled in connection with the July 1998 option repricing. See table entitled "Option Grants in Last Fiscal Year."

(3) The amounts reported include the Company's contributions to the Company's Savings and Retirement Plan during fiscal 1998, fiscal 1997 and fiscal 1996, respectively, for the benefit of Mr. Wiesler ($4,185, $4,750 and $5,200), Mr. Tyson ($4,904, $4,750 and $4,973) and Mr. Postle ($5,310, $4,675 and
    $3,629), during fiscal 1998 and fiscal 1997 for the benefit of Mr. Klimm ($6,427 and $1,615) and Mr. Allison ($1,928 and $1,410) and during fiscal 1998 for the benefit of Mr. Rogan ($5,000) and premiums paid by the Company on excess life insurance policies during fiscal 1998, fiscal 1997 and fiscal 1996, respectively, for Mr. Wiesler ($6,300, $6,300 and $6,300), Mr. Tyson ($459, $510 and $510) and Mr. Postle ($357, $505 and $474) and during fiscal 1998 and fiscal 1997 for Mr. Klimm ($679 and $149) and Mr. Allison ($1,008 and $102).

(4) Mr. Wiesler served as Chief Executive Officer until August 1998, when Mr. Tyson was named Chief Executive Officer.

(5) Messrs. Allison and Klimm joined the Company during fiscal 1997 and, therefore, received compensation for only a portion of that fiscal year.

(6) Mr. Rogan joined the Company during fiscal 1998 and, therefore, received compensation for only a portion of that fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning stock option grants made during fiscal 1998 under the 1994 Stock Option Plan and the 1997 Stock Option Plan to each person serving as the Company's Chief Executive Officer during fiscal 1998 and each of the other Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                        % OF TOTAL                               ANNUAL RATES OF STOCK
                                                          OPTIONS                                PRICE APPRECIATION FOR
                                                        GRANTED TO     EXERCISE OR                   OPTION TERM(2)
                                         OPTIONS       EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                   GRANTED(#)       FISCAL YEAR    ($/SHARE)(1)    DATE        5%($)       10%($)
-----------------------------------  ---------------  ---------------  -----------  -----------  ----------  ----------
Mordechai Wiesler..................           30,000(3)            0.80%  $ 28.5000    12/11/03    --(3)       --(3)
                                              30,000(4)            0.80%  $ 14,7500    07/17/04  $  150,492  $  341,416

Mitchell G. Tyson..................      30,000     (3)          0.80% $  28.5000     12/11/03     --(3)       --(3)
                                         30,000     (4)          0.80% $  14.7500     07/17/04   $  150,492  $  341,416
                                        100,000        (6)          2.66% $  11.3750   09/25/04  $  386,859  $  877,651

Robert G. Postle...................      20,000     (3)          0.53% $  28.5000     12/11/03     --(3)       --(3)
                                         20,000     (4)          0.53% $  14.7500     07/17/04   $  100,328  $  227,611
                                          5,500     (6)          0.15% $  11.3750     09/25/04   $   21,277  $   48,271

Robert L. Klimm....................      12,000        (7)          0.32% $  28.5000   12/11/03    --(3)       --(3)
                                         12,000     (4)          0.32% $  14.7500     07/17/04   $   60,197  $  136,566
                                          6,000     (6)          0.16% $  11.3750     09/25/04   $   23,212  $   52,659

Stephen D. Allison.................      12,000        (7)          0.32% $  28.5000   12/11/03    --(3)       --(3)
                                          6,272        (8)          0.17% $  14.7500   07/17/04  $   31,463  $   71,379
                                         23,728        (8)          0.63% $  14.7500   07/17/04  $  119,029  $  270,037
                                         12,000     (4)          0.32% $  14.7500     07/17/04   $   60,197  $  136,566
                                          5,000     (6)          0.13% $  11.3750     09/25/04   $   19,343  $   43,883

Paul F. Rogan......................      20,000        (9)          0.53% $  25.8125   01/22/04    --(3)       --(3)
                                         20,000     (4)          0.53% $  14.7500     07/17/04   $   60,197  $  136,566
                                          5,000     (6)          0.13% $  11.3750     09/25/04   $   19,343  $   43,883

------------------------

(1) All options were granted at exercise prices not less than fair market value, which was determined by the Board of Directors of the Company to be the last sale price of the Common Stock on the date of grant as reported by the Nasdaq Stock Market.

(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in price of the Common Stock from the date of grant to the current date. The values shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise.

(3) Represents an option later canceled in connection with the July 1998 repricing of options. See "Option/SAR Repricing."

(4) Option vests in 20 equal quarterly installments beginning October 17, 1998 and ending July 17, 2004.

(5) Represents an option granted in connection with Mr. Tyson's promotion to Chief Executive Officer in August 1998.

(6) Option vests in 20 equal quarterly installments beginning December 25, 1998 and ending September 25, 2004.

(7) Represents a performance-based grant for fiscal 1997, for which each of Messrs. Klimm and Allison had only a partial year of service.

(8) Represents an option issued to replace an option granted in fiscal 1997 and canceled in connection with the July 1998 option repricing.

(9) Represents an option granted in connection with the Company's acquisition of Equipe Technologies, Inc.

OPTION/SAR EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information concerning option exercises and holdings under the PRI Automation, Inc. 1984 Incentive Stock Option Plan, the 1994 Stock Option Plan and the 1997 Stock Option Plan as of September 30, 1998 with respect to each person serving as the Company's Chief Executive Officer during fiscal 1998 and each of the other Named Executive Officers:

                         FISCAL YEAR-END OPTION VALUES

                                                                          COMMON STOCK
                                                                           UNDERLYING             VALUE OF UNEXERCISED
                                            SHARES                   UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                           ACQUIRED      VALUE        FISCAL YEAR-END (#)         FISCAL YEAR-END $(2)
                                              ON        REALIZED   --------------------------  ---------------------------
NAME                                      EXERCISE(#)    ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Mordechai Wiesler.......................      15,000   $  641,625     116,871         81,529   $    736,176   $   104,422
Mitchell G. Tyson.......................       3,000   $  130,875     193,330        187,271   $  1,540,751   $   239,250
Robert G. Postle........................       8,750   $  115,188      11,338         58,220   $     14,348   $    63,563
Robert L. Klimm.........................      --       $   --          10,000         48,000   $    --        $     6,750
Stephen D. Allison......................      --       $   --          --             47,000   $    --        $     5,625
Paul F. Rogan...........................      --       $   --          --             25,000   $    --        $     5,625

------------------------

(1) Amounts disclosed in this column do not necessarily reflect amounts received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by the individuals is dependent on the price of the Common Stock at the time of such sale.

(2) Calculated on the basis of the last sale price of the Common Stock on September 30, 1998 as reported by the Nasdaq Stock Market ($12.50 per share), less the applicable option exercise price.

OPTION/SAR REPRICING

    The following table sets forth information concerning the repricing during fiscal 1998 of options previously awarded to the Named Executive Officers as well as information concerning all such repricing of options held by an executive officer of the Company during the ten fiscal years ended September 30, 1998. See "Compensation Committee Report on Executive Compensation" for further information.

                         TEN-YEAR OPTION/SAR REPRICING

                                                    NUMBER OF      MARKET      EXERCISE                    LENGTH OF
                                                   SECURITIES     VALUE AT     PRICE AT                 ORIGINAL OPTION
                                                   UNDERLYING      TIME OF      TIME OF                 TERM REMAINING
                                                  OPTIONS/SARS    REPRICING    REPRICING      NEW         AT DATE OF
                                                   REPRICED OR       OR           OR       EXERCISE      REPRICING OR
NAME                                     DATE        AMENDED      AMENDMENT    AMENDMENT     PRICE         AMENDMENT
-------------------------------------  ---------  -------------  -----------  -----------  ---------  -------------------
Mordechai Wiesler....................     2/1/96        9,882     $  13.625    $  18.875   $  13.625  5 years, 293 days
  Chairman and Chief Executive           7/17/98       30,000     $  14.750    $  28.500   $  14.750  5 years, 147 days
  Officer(1)

Mitchell G. Tyson....................     2/1/96        8,706     $  13.625    $  18.875   $  13.625  5 years, 293 days
  President and Chief Executive          7/17/98       30,000     $  14.750    $  28.500   $  14.750  5 years, 147 days
  Officer(1)

Robert G. Postle.....................     2/1/96       21,600     $  13.625    $  18.875   $  13.625  5 years, 293 days
  Vice President, Marketing, Sales       7/17/98       20,000     $  14.750    $  28.500   $  14.750  5 years, 147 days
  and International Operations

Robert L. Klimm......................    7/17/98       12,000     $  14.750    $  28.500   $  14.750  5 years, 147 days
  Vice President, General Manager,
  Factory Automation Division

Stephen D. Allison...................    7/17/98       23,728     $  14.750    $  22.563   $  14.750  4 years, 282 days
  Chief Financial Officer                7/17/98        6,272     $  14.750    $  22.563   $  14.750  4 years, 282 days
                                         7/17/98       12,000     $  14.750    $  28.500   $  14.750  5 years, 147 days

Paul F. Rogan........................    7/17/98       20,000     $  14.750    $  28.500   $  14.750  5 years, 147 days
  Executive Vice President, Equipe
  Division

------------------------

(1) Mr. Wiesler served as Chief Executive Officer until August 1998, when Mr. Tyson was named Chief Executive Officer.

RETENTION AGREEMENTS

    The Company has entered into retention agreements with each of Messrs, Wiesler, Tyson, Postle, Klimm, Allison and Cameron in order to encourage each executive to remain with the Company in the event of a change in control. The agreements provide for severance payments upon the occurrence of certain events following a "Change of Control" of the Company. A "Change of Control" is defined in each agreement to mean (i) any person becoming the beneficial owner of securities of the Company representing fifty percent (50%) or more of the total voting power of all outstanding securities; (ii) a change in the composition of the Board of Directors creating a majority of directors consisting of individuals other than directors of the Company as of the date of the retention agreement or their designated successors; (iii) the merger or consolidation of the Company with any other corporation

(other than a merger or consolidation keeping at least fifty percent (50%) of the total voting power in the hands of the Company's stockholders) or (iv) the liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

    Each agreement provides for certain severance benefits to be paid to the executive officer in the event that, within 18 months after a Change of Control, the executive's employment is terminated other than for cause, as defined in the agreement, or because of the executive's total and permanent disability, or if the executive resigns after the occurrence of one or more certain events such as a material reduction in responsibilities or salary or relocation to a geographically distant facility without the executive's consent.

    Each agreement provides that, if the executive is terminated or resigns within 18 months after a Change of Control under circumstances that would entitle the executive to severance benefits, then the Company will be obligated to pay to the executive, in a single payment, an amount equal to the sum of (a) his then-current annual base compensation, (b) the bonus (if any) that the Company (or its successor) paid the executive with respect to its fiscal year most recently ended before such termination or resignation and (c) a prorated fraction of the amount of his "target bonus" for the fiscal year of the Company in which the termination or resignation occurs. Each agreement further provides that, upon such termination or resignation, 50% of the otherwise unvested portion of each stock option held by the executive will become fully exercisable, and 50% of each option held by the Company to repurchase stock of the Company owned by the executive will terminate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a former or current employee of the Company or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report has been furnished by the Compensation Committee of the Company. Boruch B. Frusztajer and Alexander V. d'Arbeloff, two non-employee members of the Board, are the members of the Committee. The Committee meets at least annually or more frequently if requested by the Board. The Committee is primarily responsible for the review of executive compensation, which includes base salary, profit sharing, and stock option awards.

    COMPENSATION POLICIES. The Company believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, the Company has established its compensation policy to reward executives based upon corporate, departmental and individual performance which is measured against the internal goals set for each area. The Company also understands the need to provide long term incentives to its executive officers to achieve future financial and strategic goals which include the growth of the Company and enhancement of Company profitability and thus shareholder value. The Company believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading the Company in accomplishing its business goals.

    Executive compensation for fiscal 1998 consisted of a base salary and equity-based long-term incentive compensation in the form of incentive and nonqualified stock options. Since options granted under the 1994 Stock Option Plan generally vest over a five-year period, option participants are encouraged to improve the profitability and shareholder value of the Company. Also, to reward performance the Company provides executives with additional cash compensation in the form of profit sharing bonuses. However, no bonus compensation was awarded in fiscal 1998.

    BASE SALARIES. The salaries of the executive officers are established annually by evaluating requirements of the position and the contribution of the individual executive with respect to Company performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policy noted above. In determining base salaries, the Compensation Committee relies upon independent surveys of companies in the industry to determine whether the Company's executive compensation is in a competitive range for executives within the Company's industry.

    The base salary of Mordechai Wiesler, the Chief Executive Officer of the Company through August 1998, was $257,212 for fiscal 1998. This represented an increase of approximately 5.8% from fiscal 1997. In August 1998 Mitch Tyson, the Company's President and Chief Operating Officer, was named Chief Executive Officer. Mr. Tyson's base salary for fiscal 1998 was $247,289. This represented an increase of approximately 13.4% from fiscal 1997.

    LONG-TERM INCENTIVE COMPENSATION. One of the Company's goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase Common Stock. The Company's stock option plans are long-term plans designed to link executive rewards to shareholder value over time. Stock options granted typically have a term of six (6) years and vest in twenty quarterly installments over a period of five (5) years from the date of grant. In fiscal 1998, the Company granted long-term incentive compensation in the form of incentive and nonqualified stock options under the 1994 Stock Option Plan and 1997 Stock Option Plan to the Company's executive officers. Excluding grants that were later canceled in connection with the July 1998 repricing of options, these grants included options granted to Messrs. Wiesler, Tyson, Postle, Klimm, Allison and Rogan to purchase up to 30,000, 130,000, 25,500, 18,000, 47,000 and
25,000 shares of Common Stock, respectively. See "Option Grants in Last Fiscal Year" at page 7.

    REPORT ON REPRICING OF OPTIONS. The July 1998 repricing of options held by certain Named Executive Officers, described in the table above captioned "Ten-Year Option/SAR Repricing," reflects the consistent application of the policy of the Compensation Committee regarding stock options. The Compensation Committee and the Board believe that to provide maximum incentive to employees, including senior executives, incentive options should be granted at exercise prices equal to or not materially in excess of the market price of the Common Stock. As a result of this policy, options granted by the Board and approved by the Compensation Committee from April 1997 through May 1998 were repriced on July 17, 1998. The options were repriced in order to more accurately reflect the market value of the Company's Common Stock, determined by reference to the closing price of the stock as reported by the Nasdaq Stock Market on that date.

Boruch B. Frusztajer
Alexander V. d'Arbeloff

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and a published industry index, the Hambrecht & Quist Semiconductor Sector Index. The cumulative stockholder returns for shares of the Company's Common Stock and for the market and industry indices are calculated assuming that $100 was invested on October 13, 1994, the date on which the Company's Common Stock commenced trading on the National Market System of the Nasdaq Stock Market. The Company paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return (dividends reinvested) basis, calculated monthly as of the last day of month indicated.

                  PRI AUTOMATION INC. CUMULATIVE TOTAL RETURNS

                              [GRAPH APPEARS HERE]

                          1998 PERFORMANCE GRAPH DATA
                              MONTHLY DATA SERIES
                SCALED PRICES: STOCK AND INDEX PRICES SCALED TO
                                100 AT 10/13/94

                              NASDAQ STOCK     H&Q SEMICONDUCTOR
DATES       PRI AUTOMATION   MARKET -- U.S.         SECTOR
----------  ---------------  ---------------  -------------------
10-13-94          100              100                100
Oct-94            112.96           101.45             109.51
Nov-94            124.07            98.09             106.94
Dec-94            119.44            98.36             106.95
Jan-95            118.52            98.91             108.71
Feb-95            133.33           104.14             122.14
Mar-95            164.81           107.23             129.15
Apr-95            194.44           110.61             147.43
May-95            209.26           113.46             159.60
Jun-95            242.59           122.66             181.26
Jul-95            303.70           131.67             206.77
Aug-95            279.63           134.34             202.91
Sep-95            303.70           137.43             204.85
Oct-95            274.07           136.64             192.49
Nov-95            303.70           139.85             170.34
Dec-95            260.19           139.11             148.84
Jan-96            211.11           139.79             146.82
Feb-96            176.85           145.11             147.57
Mar-96            181.48           145.59             140.57
Apr-96            209.26           157.67             161.05
May-96            295.87           164.91             156.06
Jun-96            225.93           157.48             134.72
Jul-96            194.44           143.45             119.60
Aug-96            216.67           151.49             130.90
Sep-96            242.59           163.08             152.94
Oct-96            262.96           161.28             154.35
Nov-96            353.70           171.25             194.51
Dec-96            337.04           171.09             192.76

                              NASDAQ STOCK     H&Q SEMICONDUCTOR
DATES       PRI AUTOMATION   MARKET -- U.S.         SECTOR
----------  ---------------  ---------------  -------------------
Jan-97            445.37           183.25             232.40
Feb-97            365.74           173.12             221.25
Mar-97            353.70           161.82             216.65
Apr-97            379.63           166.88             235.23
May-97            564.81           185.80             254.01
Jun-97            562.03           191.48             244.32
Jul-97            735.19           211.69             298.83
Aug-97            792.59           211.37             304.50
Sep-97            866.67           223.87             305.41
Oct-97            566.67           212.24             239.09
Nov-97            505.56           213.30             230.66
Dec-97            427.78           209.88             203.29
Jan-98            407.41           216.47             227.08
Feb-98            515.27           236.78             249.46
Mar-98            387.96           245.51             233.09
Apr-98            396.30           249.67             253.54
May-98            300.46           235.97             208.36
Jun-98            252.78           252.61             200.26
Jul-98            206.48           249.85             206.50
Aug-98            185.19           200.98             157.84
Sep-98            185.19           228.68             174.59

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 6, 1999 by (i) each person or entity known to the Company to own beneficially five percent or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer of the Company and the other Named Executive Officers who were serving as executive officers at the end of fiscal 1998 and (iv) by the executive officers and directors of the Company as a group:

                                                                                                SHARES BENEFICIALLY
                                                                                                    OWNED(1)(2)
                                                                                              -----------------------
NAME AND ADDRESS(3)                                                                             NUMBER      PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Mordechai Wiesler(4)........................................................................     967,831         4.8%
Dr. Amram Rasiel(5).........................................................................     569,710         2.8%
Mitchell G. Tyson(6)........................................................................     283,266         1.4%
Boruch B. Frusztajer(7).....................................................................     100,512       *
Alexander V. d'Arbeloff(8)..................................................................      81,764       *
Robert G. Postle(9).........................................................................       8,018       *
Robert L. Klimm(10).........................................................................      18,545       *
Stephen D. Allison(11)......................................................................       4,739       *
Paul F. Rogan(12)...........................................................................     884,210         4.4%
Kenneth M. Thompson(13).....................................................................      15,000       *
All directors and executive officers as a group (11 persons)(14)............................   3,642,159        17.8%

------------------------

*   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Shares of the Company's Common Stock subject to options currently exercisable or exercisable within 60 days following the date of this table are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) The number of shares of Common Stock deemed outstanding as of the date of this table, January 6, 1999, is 19,992,009.

(3) Address is in care of PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986.

(4) Includes 111,511 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(5) Includes 17,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(6) Includes 187,641 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table and 5,250 shares held by Mr. Tyson's minor children.

(7) Includes 17,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table and 58,762 shares held by members of Mr. Frusztajer's family.

(8) Includes 17,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(9) Represents 8,018 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(10) Includes 15,200 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(11) Includes 4,201 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(12) Includes 2,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(13) Represents 15,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.

(14) Includes 396,571 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table. See notes 4 through 13.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PRI AUTOMATION, INC.

                                Date: January 13, 1999

                                By:  /s/ STEPHEN D. ALLISON
                                     -----------------------------------------
                                     Stephen D. Allison
                                     Chief Financial Officer